Exhibit 99.1
Innovation at the speed of life

Danaher Reports Second Quarter 2026 Results
WASHINGTON D.C., July 21, 2026 -- Danaher Corporation (NYSE: DHR) today announced results for the second quarter 2026. All results in this release reflect only continuing operations and period-to-period comparisons are year-over-year unless otherwise noted.
Key Second Quarter 2026 Results
•Net earnings were $870 million, or $1.23 per diluted common share, up 60% year-over-year.
•Non-GAAP adjusted diluted net earnings per common share grew 8.0% to $1.94.
•Revenues increased 5.5% year-over-year to $6.3 billion.
•Non-GAAP core revenue increased 3.0% year-over-year and non-GAAP core revenue excluding respiratory testing revenue increased 4.5% year-over-year.
•Operating cash flow was $1.5 billion and non-GAAP free cash flow was $1.3 billion.
•Strong Q2 earnings performance and earlier-than-anticipated completion of Masimo acquisition enabling increased full year 2026 adjusted diluted net earnings per common share guidance.
Rainer M. Blair, President and Chief Executive Officer, stated, “We delivered a better than expected second quarter, with core growth improving versus the first quarter and disciplined execution driving high-single-digits adjusted EPS growth. Our Life Sciences businesses delivered their strongest quarter in several years and while customer project timing impacted bioprocessing revenue, underlying order trends remained strong and bioprocessing orders grew mid-teens in the quarter.”
Mr. Blair continued, “Looking ahead, continued end-market recovery and traction from our recent growth initiatives support our expectation to exit 2026 at a mid-single-digit core revenue growth rate. Longer term, Danaher’s leading portfolio, capital deployment optionality and talented team — all powered by the Danaher Business System — position us to accelerate the impact of science and technology, help customers move from discovery to delivery faster, and create sustainable long-term shareholder value.”
Third Quarter and Full Year 2026 Outlook
Danaher Corporation (the “Company”) does not reconcile non-GAAP forecasted core sales growth, adjusted operating profit margin and adjusted diluted net earnings per common share to their respective, comparable measure prepared in accordance with U.S. generally accepted accounting principles (GAAP) because (except for estimated amortization of acquisition-related intangible assets of $0.5 billion for the third quarter and $1.9 billion for the year ending December 31, 2026 and the estimated impact of foreign currency on sales, which is estimated to decrease sales by 1.0% in the third quarter and increase sales by 0.5% in the full year, assuming the currency exchange rates in effect as of June 26, 2026) the additional elements that would be reflected in any such GAAP measures (such as the impact of currency exchange rates on profitability, future acquisitions, divested product lines, discrete tax adjustments, impairments, gains and losses on investments and the outcome of legal proceedings) are difficult to predict and estimate and are often dependent on future events that may be uncertain or outside of our control. The impact of these additional elements could be material to our results computed in accordance with GAAP.
For the third quarter 2026, the Company anticipates that non-GAAP core revenue will increase in the 2.0% to 3.0% range year-over-year.
For full year 2026, the Company expects non-GAAP core revenue will increase in the 3.0% to 4.0% range year-over-year. The Company is also increasing its full year adjusted diluted net earnings per common share guidance to a range of $8.45 to $8.60 versus previous guidance of $8.35 to $8.55.
Conference Call and Webcast Information
Danaher will discuss its second quarter results and financial guidance for the third quarter and full year 2026, including as applicable key assumptions with respect thereto, during its investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 833-419-0865, within the U.S. or +1 785-838-9333 outside the U.S. a few minutes before 8:00 a.m. ET and notifying the operator that you are dialing in for Danaher's earnings conference call (Conference ID: DHRQ226). A replay of the conference call will be available shortly after the conclusion of the call and until August 4, 2026. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Through our connected ecosystem of industry-leading businesses, we work side by side with customers to solve their most complex scientific and clinical challenges—helping move innovations from discovery to delivery faster for patients who depend on them.
Powered by the Danaher Business System, our advanced science and technology and proven ability to innovate help enable faster, more accurate diagnoses and reduce the time, cost, and risk required to discover, develop, and deliver life-changing therapies. Through continuous improvement and operational excellence, our approximately 60,000 associates worldwide are focused on delivering lasting impact and improving quality of life around the world, while building a healthier, more sustainable tomorrow. Explore more at www.danaher.com.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with GAAP, this earnings release also contains non-GAAP financial measures. Calculations of these measures, explanations of what these measures represent and the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, where applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com).
FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial results for the third quarter and full year 2026, the Company’s expectations regarding growth and market recovery, the Company’s positioning to create long-term shareholder value, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the impact of the tariffs and related actions implemented by the U.S. and other countries, the impact of our debt obligations (including debt we incurred to finance the acquisition of Masimo Corporation) on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, the impact of global health crises, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (in each case, including with respect to our acquisition of Masimo Corporation), including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, security breaches or other disruptions of our information technology systems or violations of data privacy laws, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation, regulatory proceedings and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations, the impact of climate change, legal or regulatory measures to address climate change and other sustainability topics and our ability to address regulatory requirements or stakeholder expectations relating to climate change and other sustainability topics, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, labor matters and our ability to recruit, retain and motivate talented employees, U.S. and non-U.S. economic, political, geopolitical, legal, compliance, social and business factors (including the impact of elections, regulatory and policy changes or uncertainty, government shutdowns and military conflicts such as the conflict in the Middle East), disruptions and other impacts relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2026. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
This press release may include descriptions of certain products and/or devices that have applications submitted and pending for certain regulatory approvals, or are available only in certain markets.
CONTACT
•Investor: Rachel Vatnsdal, Vice President, Investor Relations, investor.relations@danaher.com
•Media: media@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037,
Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	June 26, 2026	June 27, 2025	June 26, 2026		June 27, 2025
Sales	$6,265	$5,936	$12,216		$11,677
Cost of sales	(2,654)	(2,413)	(5,014)		(4,643)
Gross profit	3,611	3,523	7,202		7,034
Operating costs:
Selling, general and administrative expenses	(2,072)	(2,360)	(3,932)		(4,218)
Research and development expenses	(412)	(403)	(799)		(782)
Operating profit	1,127	760	2,471		2,034
Nonoperating income (expense):
Other income (expense), net	(3)	(42)	(76)		(121)
Interest expense	(107)	(71)	(170)		(143)
Interest income	61	8	88		14
Earnings before income taxes	1,078	655	2,313		1,784
Income taxes	(208)	(100)	(414)		(275)
Net earnings	$870	$555	$1,899		$1,509
Net earnings per common share:
Basic	$1.23	$0.77	$2.69	(a)	$2.11	(a)
Diluted	$1.23	$0.77	$2.68		$2.10	(a)
Average common stock and common equivalent shares outstanding:
Basic	705.3	716.5	706.6		716.4
Diluted	707.6	719.1	709.4		719.9
(a) Net earnings per common share amounts for the relevant three-month periods do not add to the six-month period amount due to rounding.
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share

	Three-Month Period Ended		Six-Month Period Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Diluted Net Earnings Per Common Share (GAAP)	$1.23	$0.77	$2.68	$2.10
Amortization of acquisition-related intangible assets A	0.65	0.59	1.26	1.16
Fair value net (gains) losses on investments B	0.01	0.06	0.12	0.19
Acquisition-related items C	0.15	—	0.18	—
Impairments D	—	0.60	—	0.62
Gain on a product line disposition E	—	—	—	(0.01)
Tax effect of the above adjustments F	(0.13)	(0.26)	(0.27)	(0.39)
Discrete tax adjustments G	0.03	0.03	0.03	0.02
Rounding	—	0.01	—	(0.01)
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$1.94	$1.80	$4.00	$3.68

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Six-Month Period Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Pretax	$463	$426	$897	$836
After-tax	384	354	744	694
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Six-Month Period Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Pretax	$7	$44	$84	$134
After-tax	5	33	64	101
C    Fair value adjustments to inventory, transaction costs deemed significant and pre-acquisition share-based and change-in-control payments, in each case related to the acquisition of Masimo Corporation (“Masimo”) in the three and six-month periods ended June 26, 2026 ($108 million and $125 million pretax as reported in this line item, $95 million and $110 million after-tax). The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.
D    Impairment charges related to a trade name in the Life Sciences segment recorded in the three and six-month periods ended June 27, 2025 ($432 million pretax as reported in this line item, $328 million after-tax) and a facility in the Biotechnology segment recorded in the six-month period ended June 27, 2025 ($15 million pretax as reported in this line item, $11 million after-tax).
E    Gain on a product line disposition in the six-month period ended June 27, 2025 ($9 million pretax as reported in this line item, $7 million after-tax).
F    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
G    Discrete tax adjustments and other tax-related adjustments for both the three and six-month periods ended June 26, 2026, include the impact of net discrete tax charges of $21 million related primarily to changes in estimates associated with prior period uncertain tax positions, partially offset by benefits from the release of reserves for uncertain tax positions resulting from audit settlements and the expiration of statutes of limitations during the six-month period. Discrete tax adjustments and other tax-related adjustments for the three-month period ended June 27, 2025, include the impact of net discrete tax charges of $22 million related primarily to changes in uncertain tax positions and other items. Discrete tax adjustments and other tax-related adjustments for the six-month period ended June 27, 2025, include the impact of net discrete tax charges of $12 million related primarily to the release of reserves for uncertain tax positions due to the expiration of statutes of limitations, partially offset by changes in uncertain tax positions and other items.

Sales Growth by Segment, Core Sales Growth (Decline) by Segment and Core Sales Growth Excluding Respiratory Testing

	% Change Three-Month Period Ended June 26, 2026 vs. Comparable 2025 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	5.5%	4.0%	5.5%	7.0%
Impact of:
Acquisitions	(1.5)%	—%	—%	(4.0)%
Currency exchange rates	(1.0)%	(1.5)%	—%	(1.0)%
Core sales growth (non-GAAP)	3.0%	2.5%	5.5%	2.0%
Impact of respiratory testing	1.5%			3.0%
Core sales growth excluding respiratory testing (non-GAAP)	4.5%			5.0%

	% Change Six-Month Period Ended June 26, 2026 vs. Comparable 2025 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	4.5%	7.5%	4.5%	2.5%
Impact of:
Acquisitions	(0.5)%	—%	—%	(2.0)%
Currency exchange rates	(2.0)%	(3.0)%	(1.5)%	(1.5)%
Core sales growth (decline) (non-GAAP)	2.0%	4.5%	3.0%	(1.0)%
Impact of respiratory testing	2.0%			5.0%
Core sales growth excluding respiratory testing (non-GAAP)	4.0%			4.0%

Note: Beginning with the Company’s Quarterly Report on Form 10-Q for the second quarter of 2026, in addition to disclosing core sales growth, the Company is disclosing a new non-GAAP measure, titled “Core sales growth excluding respiratory testing.” This new measure adjusts core sales to exclude revenues related to the sale of respiratory testing products in the Company’s molecular diagnostics business in the Diagnostics segment. Demand for respiratory testing depends significantly on the severity levels of influenza and influenza-like illness in a given period, and these severity levels are not under management’s control. As a result, presenting core sales on a basis that combines respiratory testing revenue with other Diagnostics business revenues can obscure underlying growth trends within the Diagnostics businesses. The Company believes that presenting this additional measure will complement core sales, enhance investors’ understanding of the historical and anticipated performance of the Diagnostics businesses and Danaher as a whole, including with respect to underlying growth trends, and facilitate comparisons of period-to-period performance. In addition, beginning with the Company’s Quarterly Report on Form 10-Q for the third quarter of 2026, the Company intends to exclude from the core sales measures the impact, if any, of tariff refunds (related to tariff payments made in prior periods) that are returned, or expected to be returned, to customers. The Company believes this adjustment will help investors better understand underlying growth trends in the Company’s business that otherwise may be obscured by the above-noted tariff-related impacts.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Non-GAAP Forward-Looking Information

	% Change Three-Month Period Ending September 25, 2026 vs. Comparable 2025 Period	% Change Three-Month Period Ending December 31, 2026 vs. Comparable 2025 Period	% Change Year Ending December 31, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)
Biotechnology	+Mid-single digit		+Mid-single digit
Life Sciences	+3.0% - +4.0%		+3.0% - +4.0%
Diagnostics	Flat		+Up slightly
Total Company	+2.0% - +3.0%	+Mid-single digit	+3.0% - +4.0%
Impact of respiratory testing	+2.5%	Flat	+Low-single digit
Core sales growth excluding respiratory testing (non-GAAP)	~+5.0%	+Mid-single digit	+Mid-single digit

	Three-Month Period Ending September 25, 2026	Year Ending December 31, 2026
Adjusted operating profit margin (non-GAAP)	~26.5%
Adjusted diluted net earnings per common share (non-GAAP)		$8.45 - $8.60
Other Forward-Looking Information

	Three-Month Period Ending September 25, 2026	Year Ending December 31, 2026
Impact of currency exchange rates on sales H	~(1.0)%	~+0.5%
Amortization of acquisition-related intangible assets ($ in millions)	~$(500)	~$(1,900)
Corporate expense I ($ in millions)	~$(90)	~$(360)
Interest expense, net J ($ in millions)	~$(115)	~$(310)
Effective tax rate	~17.0%	~17.0%
Average adjusted diluted shares (in millions)	~707	~709
H    Impact of currency exchange rates on sales for the second quarter and full year 2026 assumes the currency exchange rates in effect as of June 26, 2026.
I    Corporate expense represents the operating profit (GAAP) for the Other segment, which consists of unallocated corporate costs and other costs not considered part of management’s evaluation of reportable segment operating performance.
J    Interest expense, net is defined as interest expense net of interest income. This line item is an assumption rather than a forecast. The estimated interest expense, net is calculated assuming the currency exchange rates in effect as of June 26, 2026 are to prevail throughout the remainder of the period indicated and no change in the amount of commercial paper outstanding.

Pending SLMP LLC “StatLab” Acquisition
Earlier this month, Leica Biosystems, our anatomic pathology business, announced their intention to acquire StatLab, a leading manufacturer of products across the core histology workflow, from specimen collection through slide staining. The business has >85% recurring revenue and is complementary to Leica Biosystems’ existing oncology instrument portfolio.
Below is some information on StatLab:
•StatLab generated ~$250M in revenue for the full year 2025
•The Company expects StatLab to have +high-single digit core sales growth over the long term
•The Company expects StatLab to be accretive to Adjusted diluted net earnings per common share (non-GAAP) in the 1st full year of ownership
•The Company expects to close this acquisition by the end of 2026, subject to customary closing conditions and regulatory approvals

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Historical Sales (Decline) Growth, Core Sales Growth and Core Sales Growth Excluding Respiratory Testing

	% Change Three-Month Period Ended vs. Comparable 2024 Period				% Change Year Ended December 31, 2025 vs. Comparable 2024 Period	% Change Three-Month Period Ended March 27, 2026 vs. Comparable 2025 Period
	March 28, 2025	June 27, 2025	September 26, 2025	December 31, 2025
Total sales (decline) growth (GAAP)	(1.0)%	3.5%	4.5%	4.5%	3.0%	3.5%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	—%	0.5%	—%	—%
Currency exchange rates	1.5%	(2.0)%	(1.5)%	(2.5)%	(1.0)%	(3.0)%
Core sales growth (non-GAAP)	—%	1.5%	3.0%	2.5%	2.0%	0.5%
Impact of respiratory testing	1.0%	0.5%	(0.5)%	1.5%	0.5%	2.5%
Core sales growth excluding respiratory testing (non-GAAP)	1.0%	2.0%	2.5%	4.0%	2.5%	3.0%
Note: For the impact of respiratory testing, a positive amount represents a year-over-year headwind to core sales growth, and a negative amount represents a year-over-year tailwind to core sales growth.
Historical and Forward-Looking Respiratory Testing Sales
($ in millions)

	Three-Month Period Ended				Year Ended December 31, 2025 K	Three-Month Period Ended		Three-Month Period Ending		Year Ending December 31, 2026 K
	March 28, 2025	June 27, 2025	September 26, 2025	December 31, 2025		March 27, 2026	June 26, 2026	September 25, 2026	December 31, 2026
Respiratory testing sales L	~$650	~$300	~$500	~$500	~$1,900	~$500	~$250	~$325	~$500	~$1,600

K     Respiratory testing sales amounts for the relevant three-month periods may not add to the year-to-date period amount due to rounding.
L     Actual respiratory testing sales are rounded to the nearest $50 million.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Six-Month Period Ended		Year-over-Year Change
	June 26, 2026	June 27, 2025		June 26, 2026	June 27, 2025
Total Cash Flow:
Net cash provided by operating activities (GAAP)	$1,534	$1,338		$2,856	$2,637
Total cash used in investing activities (GAAP)	$(10,147)	$(258)		$(10,396)	$(500)
Total cash provided by (used in) financing activities (GAAP)	$7,273	$(247)		$7,319	$(1,502)

Free Cash Flow:
Net cash provided by operating activities (GAAP)	$1,534	$1,338	~ 14.5%	$2,856	$2,637	~ 8.5%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(269)	(248)		(506)	(493)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	—	4		—	10
Free cash flow (non-GAAP)	$1,265	$1,094	~ 15.5%	$2,350	$2,154	~ 9.0%

Operating Cash Flow to Net Earnings Conversion Ratio:
Net cash provided by operating activities (GAAP)	$1,534	$1,338		$2,856	$2,637
Net earnings (GAAP)	870	555		1,899	1,509
Operating cash flow to net earnings conversion ratio (GAAP)	1.76	2.41		1.50	1.75

Free Cash Flow to Net Earnings Conversion Ratio:
Free cash flow from above (non-GAAP)	$1,265	$1,094		$2,350	$2,154
Net earnings (GAAP)	870	555		1,899	1,509
Free cash flow to net earnings conversion ratio (non-GAAP)	1.45	1.97		1.24	1.43
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to the non-GAAP measures related to core sales, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share, Adjusted Operating Profit and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to the profitability-related non-GAAP measures:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and the related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. Please see “Sales Growth by Segment, Core Sales Growth (Decline) by Segment and Core Sales Growth Excluding Respiratory Testing” above for an explanation on why we exclude respiratory testing revenues from the non-GAAP measure “Core sales excluding respiratory testing”. In addition, beginning with the

Company’s Quarterly Report on Form 10-Q in the third quarter of 2026, the Company intends to exclude from core sales the impact of tariff refunds related to prior period tariffs that are returned, or expected to be returned, if any, to customers as the Company believes these amounts may obscure underlying business trends.
•With respect to the FCF Measure, we deduct payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.